UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2023 (July 11, 2023)

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue
New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The Refinancing Amendment

On July 11, 2023, the Company entered into a refinancing amendment to its existing credit agreement (the “Amendment”). The Amendment, among other things, (i) refinanced all of the existing $2.00 billion of revolving credit commitments and the outstanding loans made pursuant thereto (the “Existing Revolver”) with two new tranches of senior secured revolving credit commitments, one in an aggregate principal amount of $1,670 million available in dollars and certain other currencies and the other in an aggregate principal amount of €300 million available in euros (the “New Revolving Facility”), (ii) provides that the maturity date of the New Revolving Facility will occur in July 2028, (iii) provides for a credit spread adjustment of 0.10% for all interest periods, with respect to SOFR loans made pursuant to the New Revolving Facility, (iv) added Fitch as a relevant rating agency for purposes of the collateral release provisions and determining the interest rates and fees applicable to the New Revolving Facility and (v) provides that certain covenants will cease to apply during a collateral release period. Other than as described herein (and more fully described in the Amendment), the terms of the New Revolving Facility are substantially similar to the terms of the Existing Revolver. The Amendment shall become effective on July 14, 2023.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full and complete text of the Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On July 14, 2023, the Company issued a press release announcing the Amendment (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the Press Release is also available on the Company’s website at www.investors.coty.com, under the “Investor News” tab.

The information disclosed under this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description

4.1	Amendment No. 6 (Refinancing Amendment), dated as of July 11, 2023, by and among Coty Inc., Coty B.V., the other loan parties party thereto, the refinancing revolving lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press release announcing refinancing amendment, dated July 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2023	COTY INC.

	By:	/s/ Hemant Gandhi
Hemant Gandhi
Senior Vice President, Treasury